Exhibit 10.1

EXECUTION VERSION

SFX ENTERTAINMENT, INC.

902 Broadway, 15th Floor

New York, New York 10010

July 7, 2015

React Presents, Inc.

Clubtix, Inc.

Jeffery Callahan

Lucas King

400 North May Street, Suite 200

Chicago, Illinois 60642

Gentlemen:

Re:                             Letter Agreement (“Letter Agreement”) amending the Asset and Membership Interest Contribution Agreement

Reference is made to that certain Asset and Membership Interest Contribution Agreement dated as of February 18, 2014 (the “Agreement”), as subsequently amended, by and among SFX Entertainment, Inc., a Delaware corporation (“Parent”), SFX React Operating LLC, a Delaware limited liability company wholly owned by Parent (“Acquiror”, and together with Parent, the “Acquiring Parties”), React Presents, Inc., an Illinois corporation (“React”), Clubtix, Inc., an Illinois corporation (“Clubtix”, and together with React, the “Transferors”), Lucas King, an individual resident of Illinois and a stockholder of React and Clubtix (“King”), and Jeffery Callahan, an individual resident of Indiana and a stockholder of React and Clubtix (“Callahan”, and together with King the “Stockholders”). The Stockholders and the Transferors are collectively referred to herein as the “Transferor Parties”. The Acquiring Parties and the Transferor Parties are collectively referred to herein as the “Parties” and each a “Party.” All capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Agreement.

In consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.                                      Gross Earn-Out Payment Amount.  After good-faith negotiations following the Acquiring Parties’ delivery of the Earn-Out Statement, and except as otherwise provided in this Letter Agreement, the Parties agree that the amount of the Gross Earn-Out Payment due to the Transferor Parties pursuant to Section 2.8 of the Agreement is equal to $14,732,665.13. Notwithstanding the foregoing, the Parties hereby acknowledge and agree that certain amounts representing one-time charges for professional fees, the multiplied amount of which equals $165,256, are in dispute (the “Disputed Earn-Out Amounts”).  The Parties agree to work diligently and in good faith to resolve their dispute regarding the Disputed Earn-Out Amounts, and with respect to the Disputed Earn-Out Amounts each of the Parties hereby reserves all of its respective rights and does not waive any claims and rights with respect thereto.

2.                                      Amendments to the Agreement.

A.            Section 2.8(d) of the Agreement is hereby deleted in its entirety and replaced with the following:

“The Acquiring Parties shall pay to the Transferor Parties the Gross Earn-Out Payment as follows:

(i)             Approximately eighty percent (~80%) of the Gross Earn-Out Payment, or $11,829,353.13 (the “Cash Earn-Out Payment”) will be payable in cash and allocated among the Transferor Parties in the proportions set forth in Exhibit A, annexed hereto. The Parties acknowledge that $1,000,000 of the Cash Earn-Out Payment has been paid.  The remaining Cash Earn-Out Payment will be payable in five (5) installments (each, an “Installment”, and collectively, the “Installments”) as follows:

a)             $1,000,000 payable on or before the 5th Business Day following the date of this Letter Agreement (being July 14, 2015) (the “First Installment”);

b)             $2,000,000 payable on or before September 1, 2015 (the “Second Installment”);

c)              $2,000,000 payable on or before November 2, 2015 (the “Third Installment”);

d)             $3,000,000 payable on or before January 4, 2016 (the “Fourth Installment”);

e)              $2,829,353.15, representing the remaining balance of the Cash Earn-Out Payment, payable on or before March 1, 2016 (the “Fifth Installment”).

(ii)          The Acquiring Parties’ obligations with respect to the Cash Earn-Out Payment will be memorialized by way of a promissory note (“Note”) in the form of Exhibit B hereto, to be executed simultaneously with this Letter Agreement, pursuant to which Parent and Acquiror shall make such payments for the benefit of the Transferor Parties.

(iii)       Approximately twenty percent (~20%) of the Gross Earn-Out Payment, or $2,903,312 will be payable in restricted shares of Parent Common Stock (the “Stock Earn-Out Payment”). The aggregate number of shares of Parent Common Stock to be issued as the Stock Earn-Out Payment (the “Earn-Out Shares”) will be equal to the quotient of (x) the Stock Earn-Out Payment and (y) the Average Per Share Price. The Parties acknowledge that 656,907 Earn-Out Shares were issued by the Parent on June 8, 2015 (at a price of 4.4197 per share), representing the total Stock Earn-Out Payment, with said shares being allocated to the recipients in the proportions set forth in Exhibit A.

(iv)      Notwithstanding anything in this Agreement to the contrary, the Gross Earn-Out Payment shall constitute part of the Consideration for the contribution, sale, transfer, assignment, conveyance and delivery of the Transferred Assets under this Agreement, and shall not be construed as consideration for the services of the Stockholders in their respective capacities as an employee, consultant or officer of Parent or any of its Affiliates. For all Tax purposes, the Gross Earn-Out Payment shall be treated consistently with Section 2.6.”

B.            Section 5.17 of the Agreement is hereby deleted in its entirety and replaced with the following:

“5.17   JLP Dispute and Liability.

(a)         In the event that the Parties are required to make payments to JLP in connection with the ongoing dispute over the Revenue Sharing Agreements (the aggregate amount of any such payments owed to JLP, the “JLP Liability”), whether by way of settlement, judgment, arbitration award or otherwise, the Parties agree to allocate the JLP Liability as follows:

(i)             The Transferor Parties, on a joint and several basis, shall have sole responsibility to pay the first $2,100,000 of any JLP Liability;

(ii)          The Transferor Parties, on a joint and several basis, and the Acquiring Parties, on a joint and several basis, shall each pay 50% of any amount of JLP Liability above $2,100,00 and up to $4,100,000; and

(iii)       The Acquiring Parties shall have sole responsibility to pay any amount of JLP Liability in excess of $4,100,000.

To the extent the JLP Liability is payable before the Cash Earn-Out Payment is paid in full, the Acquiring Parties agree to pay directly the Transferor Parties’ portion of the JLP Liability in accordance with this section and deduct such amount on a dollar for dollar basis from all remaining Installment(s) due under the Note pro ratably, but in no event will the Acquiring Parties pay any amount of the Transferor Parties’ JLP Liability in excess of the remaining balance of the Cash Earn-Out Payment.

(b)         Notwithstanding anything to the contrary set forth above, the Transferor Parties are solely responsible for all attorneys’ fees, arbitration fees, court fees, and any other litigation-related expenses incurred by the Parties in connection with the JLP dispute, and in no event will such fees and expenses be included in the amount of the JLP Liability.

(c)          The Transferor Parties will have sole authority to enter into a settlement or other final, binding resolution of the JLP dispute so long as a full release is provided to the Acquiring Parties, except that the Acquiring Parties will have the sole authority to approve any settlement or other final, binding resolution of the JLP dispute if and to the extent that such settlement exceeds $3,000,000.”

3.                                      Waiver of Escrow Provisions; Right of Offset. The Parties acknowledge and agree that no portion of the Transferor Parties’ Gross Earn-Out Payment will be placed in escrow. Notwithstanding the removal of this escrow provisions of the Agreement, the Acquiring Parties shall retain their rights under Section 9.9 of the Agreement to set off any amounts otherwise due to Transferor Parties, including any future due Installments, against any indemnification obligation of the Acquiring Parties.

4.                                      Earn-Out Shares.  The Transferor Parties acknowledge and agree that the representations and warranties relating to the Earn-Out Shares, including Sections 3.27 through 3.31 of the Agreement, remain in full force and effect. Parent agrees for six (6) months following the date hereof to include the registration of the resale of such Earn-Out Shares in any Form S-1 registration statement filed with the SEC by the Parent for the account of other shareholders, as may be reasonably requested by the Transferor Parties, unless the managing underwriter reasonably objects to the inclusion of such shares in such registration statement.

5.                                      Guaranty. Up to $7,000,000 of the Acquiring Parties’ obligations (plus Enforcement Costs, as defined in the Guaranty) with respect to the Cash Earn-Out Payment will be personally guaranteed by Mr. Robert Sillerman in a separate agreement (“Guaranty”), to be executed simultaneously with this Letter Agreement.

6.                                      Attorneys’ Fees. The Acquiring Parties shall pay, within three Business Days following execution of this Letter Agreement, by wire transfer as directed by the Transferor Parties, up to $30,000 of the Transferor Parties’ reasonable legal fees incurred in connection with the negotiation and drafting of this Letter Agreement, the Note, and the Guaranty.

7.                                      Full Force and Effect.  Except as set forth above, the Agreement remains in full force and effect.

8.                                      Miscellaneous.  This Letter Agreement is subject to all of the terms, conditions and limitations set forth in Article 11 of the Agreement, which sections are hereby incorporated into this Letter Agreement, mutatis mutandis, as if they were set forth in their entirety herein.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto caused this Letter Agreement to be duly executed by their respective authorized officers as of the date first written above.

SFX ENTERTAINMENT, INC.
a Delaware corporation

By:	/s Sheldon Finkel
Name: Sheldon Finkel
Title: Vice Chairman

SFX-REACT OPERATING LLC
a Delaware limited liability company

By:	/s Sheldon Finkel
Name: Sheldon Finkel
Title: Vice President

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[Signature Page to SFX-React Letter Agreement]

REACT PRESENTS, INC.
an Illinois corporation

By:	/s Lucas King
Name: Lucas King
Title: Authorized Signatory

CLUBTIX INC.
an Illinois corporation

By:	/s Lucas King
Name: Lucas King
Title: Authorized Signatory

[Signatures continue on following page.]

[Signature Page to SFX-React Letter Agreement]

LUCAS KING
an individual resident of Illinois

/s Lucas King

JEFFERY CALLAHAN
an individual resident of Indiana

/s Jeffery Callahan

[Signature Page to SFX-React Letter Agreement]